Exhibit 99.1

Media Contact	Investor Contact
Bob Guenther, 203-578-2391	Terry Mangan, 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com

Webster Sets Date for Annual Shareholders Meeting

WATERBURY, Conn., February 13, 2015 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., announced today that its board of directors has scheduled the corporation's annual meeting of shareholders at 4:00 p.m. EDT, April 23, 2015 at the Webster Bank Resource Center, 436 Slater Road, New Britain, Conn.

The record date for shareholders to vote at the meeting is February 23, 2015.

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About Webster
Webster Financial Corporation is the holding company for Webster Bank, N.A. With $22.5 billion in assets, Webster provides business and consumer banking, mortgages, private banking, trust and investment services through 164 banking offices; 313 ATMs; telephone banking; mobile banking; and the Internet. Webster Bank owns the asset based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com or follow us on LinkedIn http://linkedin.com/company/webster-bank and Twitter https://twitter.com/WebsterBank.